EXHIBIT 99.1

CORRECTING AND REPLACING

Minneapolis, Minnesota, April 26, 2007 - This press release amends certain information provided in a press release by Wits Basin Precious Minerals Inc. dated April 20, 2007.

THE CORRECTED RELEASE READS:

Wits Basin Executes Definitive Merger Documents

Wits Basin Precious Minerals Inc. (OTCBB: WITM) is pleased to announce that it has finalized and executed the definitive documents regarding the announced merger with Easyknit Enterprise Holdings Limited (SEHK: 616).

The exchange will grant a minimum of 21 shares of Easyknit for each share of Wits Basin. Any additional payment of Easyknit shares may be used for the purpose of exercised warrants, options, transaction and fee expenses, and ongoing financing costs.

The rules of the Hong Kong Stock Exchange regarding a material acquisition require the trading of the Easyknit shares to be suspended until the Hong Kong Stock Exchange permits resumption of trading.

Pursuant to the terms of the merger, Easyknit will file immediately with the depository trustee to commence the initiation of the ADR program. The ADR program will enable our North American shareholders to have a North American exchange available to them to buy and sell their respective shares after completion of the merger. The Company intends to implement the ADR program in conjunction with the merger.

Both companies have agreed to use good faith and best efforts to complete the merger. The merger documents require a break fee of US$30M dollars for any arbitrary termination of the merger by either party.

Disclaimer:

Cautionary Statement Regarding Forward-Looking Information

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Wits Basin cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Wits Basin and Easyknit, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Wits Basin stockholders or Easyknit stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Wits Basin’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. Wits Basin disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

EXHIBIT 99.1

Additional Information about this Transaction

This document does not constitute an offer to exchange or sell or an offer to exchange or buy any securities. This document may be deemed to be solicitation material in respect of the proposed merger of Wits Basin and Easyknit.

An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”). In connection with the proposed transaction, Easyknit will file a registration statement on Form F-4, which will include a proxy statement of Wits Basin that also constitutes a prospectus of Easyknit, and other documents with the SEC. Shareholders of Wits Basin are encouraged to read the definitive registration statement on Form F-4 and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus that will be part of the definitive registration statement on Form F-4, as they become available because they contain or will contain important information about the proposed merger. The final proxy statement/prospectus will be mailed to shareholders of Wits Basin. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or from Wits Basin’s Investor Relations at Lighthouse Communications (866) 739-0390 or info@lhcom.bz.

Participants in Solicitation

Wits Basin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Wits Basin in connection with the proposed merger. Information about the directors and executive officers of Wits Basin and their ownership of Wits Basin common stock is set forth in its Annual Report on Form 10-KSB, as filed with the SEC on April 16, 2007. Additional information regarding the interests of such participants may be obtained by reading the registration statement on Form F-4 and proxy statement/prospectus when it becomes available.

Contact Information for Wits Basin Precious Minerals Inc.

Lighthouse Communications (866) 739-0390 or info@lhcom.bz

Wits Basin Chairman Vance White (866) 214-9486

Wits Basin CEO Stephen King (612) 490-3419